Exhibit 21

                           SUBSIDIARIES OF REGISTRANT

Name                                               Jurisdiction of Incorporation
----                                               -----------------------------

First South Bank                                   South Carolina

   First South Financial Services, Inc.*           South Carolina


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*Wholly owned by First South Bank